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Unica Corporation Announces CFO Transition
Expects to Report Third Quarter Revenue At or Above the High-end of Previous Guidance
Waltham, Mass. — July 8, 2008 — Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced that Ralph Goldwasser will resign from his position as senior vice president and chief financial officer, effective August 15, 2008, in order to pursue other opportunities. The Company has initiated a search for a permanent replacement.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “I would like to thank Ralph for his important contributions to Unica over the past several years. Ralph played a key role in supporting the rapid growth of Unica’s revenue, the integration of two acquisitions and the launching of our highly strategic, Unica On-Demand business. With strong financial and administrative management teams in place, we are confident that there will be a smooth transition while we complete our search for a successor CFO. We appreciate Ralph’s efforts in the transition process, and wish him the best as he pursues other interests.”
Mr. Goldwasser said “It has been my privilege to serve as Unica’s CFO supporting the company’s growth to over $100 million in annual revenue. The Company’s strong financial position and increased revenue growth gives me confidence about Unica’s continued leadership position in the EMM market.”
Lee added, “I am pleased to share that the momentum of our business continues to be solid, and interest levels in our on-demand solutions are particularly high. We are still early in the quarter close process; however, we expect to report third quarter revenue that is at or above the high-end of our previously issued guidance range of $30 to $31 million, and non-GAAP operating income that is consistent with our previously issued guidance range of $2.0 to $2.3 million.”
Fiscal third quarter preliminary results are subject to change based on the completion of the Company’s normal quarter-end close process.
The company will provide additional details when it reports its third quarter results on August 7, 2008. In conjunction with the earnings announcement, Unica will host a conference call on August 7, 2008 at 5:00 p.m. ET to discuss the company’s progress. To access this call, dial 888-797-2983 (domestic) or 913-312-0714 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s website at http://investor.unica.com.
A replay of this conference call will be available from 8:00 p.m. ET on Thursday, August 7, 2008 through 11:59 p.m. ET on Thursday, August 21, 2008 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3060241. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software. The most comprehensive EMM suite on the market today,

Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing — from planning and budgeting to project management, execution and measurement. More than 600 companies worldwide have adopted Affinium as their EMM solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to Editors: Copyright 2008 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the company may not continue to deliver year-over-year growth in revenue or profitability; the company may not continue to generate cash from operations; and the company’s financial projections may be incorrect. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Contacts:
MEDIA:
Anne Mathewson
Greenough Communications
617-275-6528
amathewson@greenoughcom.com
INVESTORS:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com